UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

ESAB Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41297	87-0923837
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

909 Rose Avenue, 8th Floor
North Bethesda, MD 20852
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9099
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 26, 2026, ESAB Corporation, a Delaware corporation (the “Company”), issued $1,000 million in aggregate principal amount of 5.625% senior notes due 2031 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of March 26, 2026 (the “Indenture”), by and among the Company, the Guarantors (as defined below) and U.S. Bank Trust Company, National Association (the “Trustee”). The Company plans to use a portion of the net proceeds from the sale of the Notes, after payment of related fees and expenses, along with (i) proceeds from the issuances of the newly created series of convertible preferred stock (“Preferred Stock”) and common stock, par value $0.001 per share (the “Common Stock”) and (ii) proceeds of borrowings under the Company’s senior revolving credit facility, to pay all or a portion of the purchase price of $1.45 billion to acquire Eddyfi Technologies, a global leader in advanced inspection and monitoring technologies (such transaction, the “Acquisition”), and to pay associated costs and expenses.

The Notes are senior, unsecured obligations of the Company and are guaranteed on a senior, unsecured basis by certain of the Company’s domestic subsidiaries (the “Guarantors”).

The Notes will pay interest at a rate of 5.625% per year, payable semi-annually in cash in arrears on April 1 and October 1 of each year, beginning on October 1, 2026. The Notes will mature on April 1, 2031, unless repurchased or redeemed in accordance with their terms prior to such date. The Notes are subject to a special mandatory redemption at a redemption price equal to 100% of the initial issue price of the Notes, plus any accrued and unpaid interest to, but not including, the date of such special mandatory redemption, if (i) the Acquisition is not consummated on or prior to the outside date as set forth under the related share purchase agreement or (ii) the Company notifies the Trustee that the share purchase agreement has been terminated in accordance with its terms or upon the occurrence of certain other events prior to the outside date as set forth under the share purchase agreement. The Notes will also be redeemable at the sole discretion of the Company, in whole or in part, at any time prior to April 1, 2028, at a redemption price equal to 100% of the aggregate principal amount, plus any accrued and unpaid interest to, but not including, the date of redemption, plus a “make-whole” premium. The Notes will be redeemable at the sole discretion of the Company, in whole or in part, at any time on or after April 1, 2028, at the redemption prices specified in the Indenture. In addition, the Company may redeem up to 40% of the Notes prior to April 1, 2028 with the net cash proceeds from certain kinds of equity offerings (other than proceeds from the issuances of the Preferred Stock and the Common Stock described above) at a redemption price of 105.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

If the Company experiences certain kinds of changes of control as set forth in the Indenture, each holder of Notes may require the Company to repurchase all or a portion of the Notes so held at a price in cash equal to 101% of the principal amount of such Notes, plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The Indenture contains certain covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to incur more debt, create liens on assets to secure debt, guarantee other debt without also guaranteeing the notes, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. These limitations are subject to a number of important qualifications and exceptions.

The Indenture contains customary events of default, including, but not limited to:

●	default for 30 days in the payment when due of interest on the Notes;

●	default in the payment when due (at maturity, upon acceleration or otherwise) of the principal of, or premium, if any, on, the Notes;

●	failure by the Company or any of its restricted subsidiaries to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

●	payment defaults and accelerations with respect to other indebtedness of the Company or its restricted subsidiaries in the aggregate principal amount of $200.0 million or more;

●	specified events involving bankruptcy, insolvency or reorganization of the Company or certain of its subsidiaries; and

●	failure by the Company or its restricted subsidiaries to pay certain final judgments aggregating in excess of $200.0 million within 60 days of such final judgment.

Upon an event of default, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately. In the case of certain events of default relating to bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this report is qualified in its entirety by reference to the Indenture.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of March 26, 2026, by and among ESAB Corporation, as issuer, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of Global Note (included in Exhibit 4.1).
104	Cover Page Interactive Data File - The cover page from this Current Report on Form 8-K is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 26, 2026

ESAB CORPORATION

By:	/s/ Kevin J. Johnson
	Name:	Kevin J. Johnson
	Title:	Chief Financial Officer

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